FORMER OFFICER & DIRECTOR INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated September 19, 2014, is made between Bone Biologics, Corp., a Delaware corporation (the “Company”), and ___________________________ (the “Indemnitee”).

RECITALS

A. In connection with that certain Agreement and Plan of Merger, dated September 19, 2014 (the “Merger Agreement”) by and between the Company and its wholly-owned subsidiary, Bone Biologics Acquisition Corp., a Delaware corporation (“Merger Sub”) and Bone Biologics, Inc. (“Bone” or “Bone Biologics”), our Board of Directors has agreed to provide certain limited indemnification for certain of the Company’s former officers and directors;

B. The Company’s Amended and Restated Certificate of Incorporation expressly provide that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL and the Company’s Bylaws, each as amended from time to time, each person that such section grants the Company the power to indemnify;

C. The Company’s Amended and Restated Bylaws expressly provide that the indemnification provisions set forth therein are not exclusive and may be supplemented by contracts such as this Indemnification Agreement;

AGREEMENT

NOW, THEREFORE, Indemnitee and the Company hereby agree as follows:

1. Definitions. As used in this Agreement:

(a) “Board” means the Board of Directors of the Company.

(b) A “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company

(c) “Effective Date of the Merger” means September 19, 2014.

(d) “Expenses” shall include all reasonable out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Qualifying Proceeding; provided, however, that “Expenses” shall not include any judgments, fines, bonds, security, penalties, taxes, or amounts paid in settlement of a Qualifying Proceeding.

(e) “Former D&O Indemnified Persons” means Don R. Hankey and Amir F. Heshmatpour.

(f) “Hankey Affidavit”) means that certain affidavit executed by Don R. Hankey and attached hereto as Exhibit A.

(g) “Heshmatpour Affidavit”) means that certain affidavit executed by Amir F. Heshmatpour and attached hereto as Exhibit B.

(h) “Independent Counsel” means an attorney with at least 5 years of experience in management indemnification matters who has neither represented Indemnitee or Company in the past 5 years. Independent Counsel shall be chosen by the Company, and shall be paid by the Company.

(i) “Merger” means all transactions contemplated by the Merger Agreement.

(j) “Qualifying Proceeding” means any lawsuit or formal administrative proceeding to which Indemnitee is a party or identified in a formal order of investigation, that (i) is by reason of Indemnitee’s being an officer or director of the Company prior to the Merger, including through all transactions relating to the Merger, that certain Amended and Restated Letter of Intent entered into between Musculoskeletal Transplant Foundation, Inc., Bone Biologics, Inc. and AFH Holding & Advisory, LLC on May 7, 2014, as amended, and the preparation and filing of the Company’s current report on Form 8-K filed in connection with the Merger (the “Super 8-K”) or (ii) is related to acts in connection with the Merger taken by the Former D&O Indemnified Persons.

(k) “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

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2. Former D&O Indemnification Agreement. For a period of four (4) years from and after September 19, 2014, we will indemnify (including advancement of Expenses) and hold harmless the Former D&O Indemnified Persons, for any Qualifying Proceeding. Such indemnification and advancement shall be subject to all restrictions required by Delaware law.

3. Mandatory Indemnification. Subject to the terms of this Agreement:

(a) Third Party Actions. If Indemnitee was or is a party or is threatened to be made a party to any Qualifying Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an officer or director of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Qualifying Proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) Derivative Actions. If Indemnitee was or is a party or is threatened to be made a party to any Qualifying Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an officer or director of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Qualifying Proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this Section 3(b) shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the Delaware Court of Chancery or the court in which such Qualifying Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the Delaware Court of Chancery or such other court shall deem proper.

(c) Actions where Indemnitee is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Qualifying Proceeding by reason of the fact that Indemnitee is or was an officer or director of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Qualifying Proceeding Indemnitee is deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent Indemnitee would have been entitled to indemnification pursuant to this Agreement were Indemnitee still alive.

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(d) Certain Terminations. The termination of any Qualifying Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Qualifying Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(e) Notwithstanding the foregoing provisions, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever for which payment (and the Company’s indemnification obligations under this Agreement shall be reduced by such payment) is actually made to or on behalf of Indemnitee, by the Company or otherwise, under any insurance policy or other indemnification right. In the event the Company has previously made a payment to Indemnitee for an Expense or liability of any type whatsoever for which payment is actually made to or on behalf of the Indemnitee under an insurance policy or other indemnity right, Indemnitee shall return to the Company the amounts subsequently received by the Indemnitee from such other source of indemnification.

(f) Witness. In the event that Indemnitee is not a party or threatened to be made a party to a Qualifying Proceeding, but is subpoenaed (or given a written request to be interviewed by or provide documents or information to a government authority) in such a Qualifying Proceeding by reason of the fact that the Indemnitee is or was an officer or director of the Company, or by reason of anything witnessed or allegedly witnessed by the Indemnitee in that capacity, the Company shall indemnify the Indemnitee against all actually and reasonable out of pocket costs (including without limitation legal fees) reasonably incurred by the Indemnitee in responding to such subpoena or written request for an interview. As a condition to this right, Indemnitee must provide notice of such subpoena or request to the Company within 14 days, subject to the terms of Section 5(a).

4. Indemnification for Expenses in a Qualifying Proceeding in Which Indemnitee is Wholly or Partly Successful.

(a) Successful Defense. Subject to the condition precedent in Section 6, to the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Qualifying Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee was an officer or director of the Company prior to the Effective Date of the Merger, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense or appeal of such Qualifying Proceeding.

(b) Partially Successful Defense. Subject to the condition precedent in Section 6, to the extent that Indemnitee is a party to any Qualifying Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee was an officer or director of the Company prior to the Effective Date of the Merger and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Qualifying Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.

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(c) Dismissal. Subject to the condition precedent in Section 6, for purposes of this section and without limitation, the termination of any claim, issue or matter in such a Qualifying Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Contribution. If, for a Qualifying Proceeding, the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for reasons other than for failure to meet the condition precedent in Section 6, then to the extent allowed by law, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, active or passive conduct, and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5. Mandatory Advancement of Expenses.

(a) Subject to the condition precedent in Section 6 of this Agreement and following notice as required below, the Company shall advance, interest free, all Expenses reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Qualifying Proceeding (unless there has been a final determination that Indemnitee is not entitled to indemnification for such Expenses) upon receipt of satisfactory documentation supporting such Expenses. The advances to be made hereunder shall be paid by the Company to Indemnitee within 45 days following delivery of a written request therefore by Indemnitee to the Company, along with such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement (which shall include without limitation reasonably detailed invoices for legal services, but with disclosure of confidential work product not required). The Company shall discharge its advancement duty by, at its option, (a) paying such Expenses on behalf of Indemnitee, (b) advancing to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimbursing Indemnitee for Expenses already paid by Indemnitee. In the event that the Company fails to pay Expenses as incurred by Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief (including without limitation specific performance) from any court having jurisdiction to require the Company to pay Expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

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(b) Undertakings. By execution of this Agreement, Indemnitee agrees to repay the amount advanced in the event and to the extent that it shall be finally determined that Indemnitee is not entitled to indemnification or advancement by the Company to the extent set forth in this Agreement. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement.

6. Condition Precedent to Indemnification and Advancement Rights. Each right of Indemnitee in this Agreement is subject to the condition precedent of the complete accuracy of both the Hankey Affidavit and the Heshmatpour Affidavit. Any inaccuracy in either affidavit eliminates all rights of all Former D&O Indemnified Persons to any advancement or indemnification. A determination that any such inaccuracy exists shall be made by the Company in its sole, but reasonable, judgment, but may be challenged by Indemnitee as set forth in Section 8(c) below. Should such inaccuracy be discovered by the Company after indemnification or advancement has been made to Indemnitee, all such sums shall be repaid by the Indemnitee.

7. Notice and Other Indemnification Procedures.

(a) Notice by Indemnitee. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Qualifying Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement.

(b) Insurance. If the Company receives notice of the commencement of a Qualifying Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Qualifying Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) Defense. In the event the Company shall be obligated to pay the Expenses of any Qualifying Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Qualifying Proceeding, with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Qualifying Proceeding. Indemnitee shall have the right to employ his or her own counsel in any such Qualifying Proceeding at Indemnitee’s expense, unless either (i) Indemnitee shall have reasonably concluded based on the written advice of Indemnitee’s legal counsel that there is an actual conflict of interest between the Company and Indemnitee in the conduct of any such defense; or (ii) the Company shall not, in fact, have employed counsel to assume the defense of such Qualifying Proceeding. In addition to all the requirements above, if the Company has D&O Insurance, or other insurance, with a panel counsel requirement that may cover the matter for which indemnity is claimed by Indemnitee, then Indemnitee shall use such panel counsel or other counsel approved by the insurers, unless there is an actual conflict of interest posed by representation by all such counsel, or unless and to the extent Company waives such requirement in writing. Indemnitee and his counsel shall provide reasonable cooperation with such insurer on request of the Company.

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8. Determination of Right to Indemnification or Advancement.

(a) Determination of Right to Indemnification or Advancement. The determination of Indemnitee’s right to indemnification or advancement (including whether the condition precedent in Section 6 applies) shall be made at the election of the Board by: (i) a majority vote of directors who are not parties to the Qualifying Proceeding for which indemnification is being sought, even though less than a quorum, or by a committee consisting of directors who are not parties to the Qualifying Proceeding for which indemnification is being sought, who, even though less than a quorum, have been designated by a majority vote of the disinterested directors, provided, however, that any determination not to indemnify Indemnitee must include a legal opinion by the Company’s legal counsel regarding the reason not to indemnify, or (ii) if there are no such disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. However, in the event there has been a Change in Control, then the determination shall, at Indemnitee’s sole option, be made by Independent Counsel as in (a)(ii), above, with Indemnitee choosing the Independent Counsel subject to Company’s consent, such consent not to be unreasonably withheld. The Company may, at its sole expense, go through the process under this Section again at any time (such right to be exercised reasonably and in good faith) should material developments warrant it, to make a new determination.

(b) Submission for Decision. As soon as practicable, and in no event later than 60 days after Indemnitee’s written request for indemnification or advancement, the Board shall select the method for determining Indemnitee’s right to indemnification or advancement. Indemnitee shall cooperate with the person or persons or entity making such determination, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.

(c) Application to Court. If (i) a claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company within 60 days after the request therefore, (iii) the advancement of Expenses is not timely made or (iv) payment of indemnification is not made, Indemnitee shall have the right at his option to apply to the Delaware Court of Chancery, a California state or federal court, the court in which the Qualifying Proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing Indemnitee’s right to indemnification or advancement pursuant to this Agreement. Upon written request by Indemnitee, the Company shall consent to service of process.

(d) Expenses Related to the Enforcement or Interpretation of this Agreement. In any action to enforce or interpret this agreement (including a declaratory action), the prevailing party shall be entitled to recover its Expenses from the other in bringing or opposing that action, but only to the extent it has been successful in bringing or opposing that action. Should Indemnitee prevail and the Company have been determined to have acted in bad faith towards Indemnitee, then in any case Company shall pay Indemnitee all his Expenses in bringing the action.

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(e) Subject to the condition precedent in Section 6, in no event shall Indemnitee’s right to indemnification (apart from advancement of Expenses) be determined prior to a final adjudication in the Qualifying Proceeding at issue if the Qualifying Proceeding is both ongoing, and of the nature to have a final adjudication.

(f) In any proceeding to determine Indemnitee’s right to indemnification or advancement, Indemnitee shall be rebuttably presumed to be entitled to indemnification or advancement (including that his Affidavit shall be rebuttably presumed to be accurate), with the burden of proof on the Company to prove, by a preponderance of the evidence (or higher standard if required by relevant law) that Indemnitee is not so entitled.

(g) Indemnitee shall be fully indemnified for those matters where, in the performance of his duties for the Company, he relied in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the board of directors, or by any other person as to matters Indemnitee reasonably believed were within such other person's professional or expert competence and who was selected with reasonable care by or on behalf of the Company; however, this provision shall not apply to the condition precedent in Section 6 and any dispute regarding same.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Qualifying Proceedings initiated or brought voluntarily by Indemnitee (including cross actions), with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Qualifying Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) Indemnitee qualifies for such Expenses under section 8(d).;

(b) Fees on Fees. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Qualifying Proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent Indemnitee is not successful in such a Proceeding;

(c) Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Qualifying Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld;

(d) Claims Under Section 16(b). To indemnify Indemnitee for Expenses associated with any Qualifying Proceeding related to, or the payment of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law (provided, however, that the Company must advance Expenses for such matters as otherwise permissible under this Agreement); or

(e) Payments Contrary to Law. To indemnify or advance Expenses to Indemnitee for which payment is prohibited by applicable law.

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10. Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall be the exclusive rights by which Indemnitee may seek indemnification from Company or any subsidiary. In consideration both for the Merger and the rights granted to him herein, Indemnitee waives his rights to any other indemnification or advancement right he may have from the Company or any subsidiary, including without limitation all rights he may otherwise have under the Amended and Restated Bylaws or any prior bylaws, the current Certificate of Incorporation or any prior certificate of incorporation, as an employee of the Corporation or any subsidiary, the Delaware General Corporation Law section 145, or as may be found in any other agreement or law. Indemnitee’s rights hereunder shall continue for any Qualifying Proceeding commenced during the two years following the Effective Date of the Merger and shall inure to the benefit of his heirs, executors and administrators of Indemnitee during such two year period.

11. Permitted Defenses. It shall be a defense to any action for which a claim for indemnification (including advancement) is made under this Agreement that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 6 and 9 hereof. Neither the failure of the Company (including its Board) or an Independent Counsel to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board) or an Independent Counsel that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct. Any determination by the Company concerning Indemnitee’s right to indemnification or advancement that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware, a California state or federal court, the court in which the Qualifying Proceeding is or was pending, or any other court of competent jurisdiction..

12. Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under any corporate insurance policy or any other indemnity agreement covering Indemnitee, who shall execute all documents reasonably required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the Company or its designee to the extent of such indemnification or advancement of Expenses. The Company’s obligation to indemnify or advance expenses under this Agreement shall be reduced by any amount Indemnitee has collected from such other source, and in the event that Company has fully paid such indemnity or expenses, Indemnitee shall return to the Company any amounts subsequently received from such other source of indemnification.

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13. Survival of Rights.

(a) All agreements and obligations of the Company contained herein shall continue only for the two year period following the Effective Date of the Merger and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Qualifying Proceeding that is asserted during such two year period.

(b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to this Section.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters addressed herein, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters addressed herein (including without limitation any prior indemnification agreement for Indemnitee) are expressly superseded by this Agreement.

16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours. Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

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18. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

19. Counterparts. This Agreement may be executed manually, by electronic transmission or by facsimile by the parties hereto, in one or more counterparts, all of which shall for all purposes be deemed to be an original, and all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

The parties hereto have entered into this Indemnification Agreement, including the undertaking contained herein, effective as of the date first above written.

Indemnitee:	The Company:

Bone Biologics, Corp.

By:
Address:
	Name:	William Jay Treat
	Title:	President

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EXHIBIT A

(Hankey Affidavit)

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

AFFIDAVIT OF DON R. HANKEY

I, Don R. Hankey, state the following:

1. From August 6, 2014 through the Effective Date of the Merger (as such term is defined in that Former Officer & Director Indemnification Agreement), I was the sole director, chief financial officer, president and secretary (the “Sole D&O”) of Bone Biologics, Corp. f/k/a AFH Acquisition X, Inc., (the “Company”).

During my tenure as the Sole D&O of the Company, the Company:

(i) has had no operations;

(ii) has not purchased, traded or sold any securities, as such term is defined by the Securities Act of 1933;

(iii) is not currently a party to any litigation nor been informed by any party that it may be a party to any litigation or dispute;

(iv) has no outstanding obligations other than (i) those set forth in Form 10-Q filed by the Company on September 15, 2014, with the Securities and Exchange Commission and (ii) certain additional obligation not exceeding $15,000 in the aggregate which were not set forth on the aforementioned Form 10-Q;

(v) after reasonable inquiry, I am unaware of any fact or circumstance that could lead to a claim against me or for which I may be called as a witness, by reason of my service for or a position held at Company or any of its subsidiaries or affiliates, or that is related to acts in connection with the Merger.

I swear under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

Dated:
Don R. Hankey

Sworn to and subscribed before me, a notary public for the State of California, County of______________________, this ____ day of September, 2014.

Notary Name:
Notary Signature:
Notary Seal:

EXHIBIT B

(Heshmatpour Affidavit)

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF LOS ANGELES	)

AFFIDAVIT OF AMIR F. HESHMATPOUR

I, Amir F. Heshmatpour, state the following:

2. From October 18, 2007 through August 6, 2014, I was the sole director, chief financial officer, president and secretary (the “Sole D&O”) of Bone Biologics, Corp. f/k/a AFH Acquisition X, Inc., (the “Company”).

During my tenure as the Sole D&O of the Company, the Company:

(i) had no operations;

(ii) had not purchased, traded or sold any securities, as such term is defined by the Securities Act of 1933;

(iii) was not a party to any litigation that is currently pending nor informed by any party that it may be a party to any litigation or dispute;

(iv) had no outstanding obligations other than (i) those set forth in Form 10-Q filed by the Company on September 15, 2014, with the Securities and Exchange Commission and (ii) certain additional obligation not exceeding $15,000 in the aggregate which were not set forth on the aforementioned Form 10-Q;

(v) after reasonable inquiry, I am unaware of any fact or circumstance that could lead to a claim against me or for which I may be called as a witness, by reason of my service for or a position held at Company or any of its subsidiaries or affiliates, or that is related to acts in connection with the Merger.

I swear under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

Dated:
Amir F. Heshmatpour

Sworn to and subscribed before me, a notary public for the State of California, County of______________________, this ____ day of September, 2014.

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